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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     Sony Corporation of America, a New York corporation, and Sony Corporation, a corporation organized under the laws of Japan, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.001, of TiVo Inc., a Delaware corporation, is, and will be, filed jointly on behalf of each such person.

Dated:   June 19, 2000



                                        SONY CORPORATION OF AMERICA, INC.

                                        By: /s/ Kenneth Nees
                                           _____________________________________
                                           Name:
                                           Title:

                                        SONY CORPORATION

                                        By: /s/ Teruhisa ToKunaka
                                           _____________________________________
                                           Name:
                                           Title: